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                                                                   Exhibit 10.72
                             EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 1st day of May 1997, by and among DORAL FEDERAL SAVINGS BANK, Catano, Puerto Rico, a federally-chartered stock savings bank (which, together with any successor thereto, is hereinafter referred to as the "Savings Bank") and JOSE
G. VIGOREAUX (the "Employee").

         WHEREAS, the Board of Directors of the Savings Bank believes it is in the best interests of the Savings Bank to enter into this Agreement with the Employee in order to assure the Savings Bank the services of an executive with the experience and abilities of the Employee; and

         WHEREAS, the Board of Directors of the Savings Bank has approved and authorized the execution of this Agreement with the Employee to take effect as stated in Section 5 hereof;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, it is agreed as follows:

         1. Employment. The Employee is employed as the President and Chief Operating Officer of the Savings Bank with supervision over the daily operations of the Savings Bank, and with such other powers and duties as may from time to time be prescribed by Chairman of the Board and Chief Executive Officer or the Board of Directors of the Savings Bank. The Employee shall report to the
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Chairman of the Board of Chief Executive Officer of the Savings Bank.  The
Employee shall devote his best efforts and substantially all business time and attention to the business and affairs of the Savings Bank and its subsidiaries and affiliated companies.

         2.      Competitive Activities.

                 (a) The Employee agrees that during the term of his employment hereunder, except with the express consent of the Board of Directors, he will not, directly or indirectly, engage or participate in, become a director of, accept employment from, or render advisory or other services for, or in connection with, or become interested in, or make any financial investment in any firm, corporation, business entity or business enterprise competitive with or to any business of the Savings Bank; provided, however, that the Employee shall not thereby be precluded or prohibited from owning passive investments, including investments in the securities of other financial institutions, so long as such ownership does not require him to devote substantial time to the management or control of the business or activities in which he has invested.

                 (b) The Employee agrees and acknowledges that, by virtue of his employment hereunder, he will maintain an intimate knowledge of the activities and affairs of the Savings Bank including trade secrets and other confidential matters. As a result, and also because of the special, unique and extraordinary services that the Employee is capable of performing for the Savings Bank or its competitors, the Employee recognizes that the services to be rendered by him hereunder are of a character giving them a peculiar
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value, the loss of which cannot be adequately or reasonably compensated for by damages. The Employee therefore agrees that if he fails to render to the Savings Bank the services required hereunder, the Savings Bank shall be entitled to immediate injunctive or other equitable relief to restrain the Employee from failing to render his services hereunder, in addition to any other remedies to which the Savings Bank may be entitled under law; provided, however, that the right to such injunctive or other equitable relief shall not survive the termination by the Savings Bank of the Employee's employment.

         3.      Compensation.

                 (a) Salary. The salary during the term of this Agreement shall be $125,000 per year subject to a periodic review at the discretion of the Board of Directors. The Employee's salary shall be payable not less frequently than monthly and not later than the tenth day following the expiration of the month in question. Any adjustments in salary or other compensation shall in no way limit or reduce any other obligation of the Savings Bank hereunder. The Employee's salary in effect hereunder from time to time shall not thereafter be reduced.

                 (b) Discretionary year-end Bonus. The Employee shall also be entitled to annual year-end bonus, the amount of which is to be fixed, at the discretion of the Board of Directors, based on the achievement by the Savings Bank of the goals set forth in the Savings Bank's Business Plan and the individual goals assigned to
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the Employee by the Board of Directors, both as in effect from time to time.

                 (c) Automobile. The Savings Bank will provide the Employee with the use of an automobile for use in the affairs and business of the Savings Bank.

                 (d) Expenses. During the term of his employment hereunder, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him in performing services hereunder, provided that the Employee properly accounts therefor in accordance with the Savings Bank's then existing policy. Nothing contained herein shall authorize the Employee to make any political contributions, including but not limited to payments for dinners and advertising in any political party program or any other payment to any person, which might be deemed a bribe, kick-back or otherwise an improper payment or contribution under existing law or under the Savings Bank's policy or practice and no portion of the compensation payable hereunder is for such purpose.

                 (e) Withholding. Payments of any compensation under this Agreement shall be subject to reduction by the amount of any applicable federal, Commonwealth of Puerto Rico, state or municipal income, withholding, social security, state disability insurance or similar or other taxes or other items which may be required or authorized to be deducted by law or custom.
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         4.      Benefits.

                 (a) Participation in Retirement and Employee Benefit Plans. The Employee shall be entitled while employed hereunder to participate in, and receive benefits under, all plans relating to pension, thrift, profit-sharing, group life insurance, medical coverage, education, cash or stock bonuses, and other retirement or employee benefits or combinations thereof, that are maintained for the benefit of the Savings Bank's executive employees or for its employees generally.

                 (b) Fringe Benefits. The Employee shall be eligible while employed hereunder to participate in, and receive benefits under, any other fringe benefits programs which are or may become applicable to the Savings Bank's executive employees or to its employees generally.

         5. Term. The term of employment under this Agreement shall be a period commencing on the date of this Agreement (the "Commencement Date") and ending on April 30, 1999, subject to earlier termination as provided herein. Beginning on May 1, 1999 and on each anniversary thereafter (each an "Anniversary Date"), the term of employment under this Agreement shall be extended for a period of one year unless either the Savings Bank or the Employee gives contrary written notice to the other not less than 30 days in advance of the date on which the term of employment under this Agreement would otherwise be extended.
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                 Notwithstanding any other statement or provision in this
Agreement to the contrary, this Agreement will not be automatically extended unless, prior thereto, the Board of Directors of the Savings Bank reviews a formal performance evaluation of the Employee performed by the Chairman of the Board and Chief Executive of the Savings Bank and reflected in the minutes of the Board of Directors. In the event that, on any Anniversary Date, the Savings Bank does not extend this Agreement (and the Employee has not given voluntary notice of termination), the Employee shall have such rights as are set forth in Section 7(a) below. Reference herein to the "term of employment" under this Agreement shall refer to both such initial term and such extended terms.

         6. Vacations. The Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

                 (a) During the term of employment under this Agreement, the Employee shall be entitled to paid vacation in accordance with the plans, policies, programs or practices of the Savings Bank as in effect from time to time; and

                 (b) The timing of vacations shall be scheduled in a reasonable manner by the Employee subject to approval by the Board of Directors.
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         7.      Termination of Employment; Death.

                 (a) The Savings Bank's Board of Directors may terminate the Employee's employment at any time, but any termination by the Savings Bank's Board of Directors other than termination for cause, shall not prejudice the Employee's right to compensation or other benefits under this Agreement.
If the employment of the Employee is involuntarily terminated, other than for "cause" as provided in this Section 7(a) or by reason of death or disability as provided in Sections 7(c) or 8, the Savings Bank shall pay the Employee his salary and provide to the Employee the same insurance benefits as he was receiving before the date of termination through the remaining term of this Agreement.

                 The terms "termination" or "involuntarily terminated" in this Agreement shall refer to the termination of the employment of Employee without his express written consent.

                 In case of termination of the Employee's employment for cause, the Savings Bank shall pay the Employee his salary through the date of termination, and the Savings Bank shall have no further obligation to the Employee under this Agreement. For purposes of this Agreement, termination for "cause" shall include termination for personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty, insubordination, failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar minor offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.
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                 (b)      (i) The Employee's employment may be terminated by
the Employee upon a failure of the Savings Bank to comply with any material provision of this Agreement, which failure has not been cured within ten (10) days after a notice pursuant to Section 11 of such non-compliance has been given by the Employee to the Savings Bank.

                          (ii)  The Employee may terminate his employment
hereunder if subsequent to a change in control of the Savings Bank and without the Employee's express written consent, there is assigned to the Employee any duties inconsistent with Employee's positions, duties, responsibilities and status with the Savings Bank immediately prior to a change in control of the Savings Bank, or there is a change in Employee's reporting responsibilities, titles or offices as in effect immediately prior to a change in control of the Savings Bank, or if the Employee is removed from any of such positions, except in connection with the termination or employment for just cause, disability, death or retirement or pursuant to subsections 7(d) through 7(g) hereof.

                          For purposes of this Agreement, a "change in control
of the Savings Bank" shall be deemed to have occurred if any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or successor provisions to such sections in the event such sections have been superseded), other than First Financial Caribbean Corporation or a subsidiary or affiliate thereof, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Savings Bank representing more
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than 50% of the combined voting power of the Savings Bank's then outstanding securities.

                          If the Employee shall terminate his employment
pursuant to this subsection 7(b)(ii) following a change of control of the Savings Bank, the Savings Bank shall pay as severance to Employee an amount equal to the amount of compensation provided in Section 3 hereof for the remaining term of the Agreement; such payment to be made in a lump sum on or before the 15th day following the date of termination.

                 (c) In the event of the death of the Employee during the term of employment under this Agreement and prior to any termination hereunder, the Employee's estate, or such person as the Employee may have previously designated in writing, shall be entitled to receive from the Savings Bank the salary of the Employee through the last day of the calendar month in which his death shall have occurred, and the term of employment under this Agreement shall end on such last day of the month.

                 (d) If the Employee is suspended from office and/or temporarily prohibited from participating in the conduct of the Savings Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA"), 12 U.S.C. Section 1818(e)(3); (g)(1), the Savings Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Savings Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its
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obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

                 (e) If the Employee is removed from office and/or permanently prohibited from participating in the conduct of the Savings Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. Section 1818(e)(4) or (g)(1), all obligations of the Savings Bank under this Agreement shall terminate, as of the effective date of the order, but vested rights of the contracting parties hereto shall not be affected.

                 (f) If the Savings Bank is in default (as defined in Section 3(x)(1) of the FDIA, 12 U.S.C. Section 1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties hereto.

                 (g) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Savings Bank: (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation ("RTC") enters into an agreement to provide assistance to or on behalf of the Savings Bank under the authority contained in
Section 13(c) of the FDIA, 12 U.S.C. Section 1823(c), or Section 21A(b)(4) of the Federal Home Loan Bank Act, 12 U.S.C. Section 1441a(b)(4), respectively, or
(ii) by the Director or his or her designee, at the time the Director or his or her designee approves
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a supervisory merger to resolve problems related to the operation of the
Savings Bank or when the Savings Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

         8. Disability. If the Employee shall become disabled as defined in the Savings Bank's then current disability plan or if the Employee shall be otherwise physically unable to serve as the President and Chief Operating Officer of the Savings Bank, the Employee shall be entitled to receive group and other disability income benefits of the type then provided by the Savings Bank for other executive employees, of the Savings Bank. However, the Savings Bank shall be obligated to pay the Employee compensation pursuant to Sections 2(a) and (b) hereof only to the extent the Employee's salary would exceed the disability income benefits received pursuant to this Section. In addition, the Savings Bank shall have the right, upon resolution of its Board of Directors, to discontinue paying cash compensation pursuant to Sections 2(a) and (b) beginning six months following a determination that the Employee qualifies for the foregoing disability income benefits.

         9.      No Assignments.

                 (a) This Agreement is personal to each of the parties hereof, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that if the Savings Bank merges or consolidates or converts by operation of law, into
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another entity controlled by it or by First Financial Caribbean Corporation or
any affiliate of any of the foregoing, this Agreement may be transferred to such surviving entity.

                 (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or if there is no such designee, to the Employee's estate.

         10. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the last known respective address of the party hereto (provided that all notices to the Savings Bank shall be directed to the attention of the Chairman of the Board and Chief Executive Officer of the Savings Bank with a copy to the Secretary of the Savings Bank), or to such other address as either party may have furnished to the other in writing in accordance herewith.
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         11.     Amendments.  No amendments or additions to this Agreement
shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         12. Paragraph Headings. The paragraph headings used in this Agreement are included solely for convenience of reference and shall not affect, or be used in connection with, the interpretation of this Agreement.

         13. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or unenforceability of the other provisions hereof.

         14. Governing Law. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the Commonwealth of Puerto Rico.

         15.     Other Matters.

                 (a) Except as provided in Section 9(b), any amounts payable hereunder are personal to the Employee and are not transferable or assignable either by the Employee's act or by operation of law, and no assignee, trustee in bankruptcy, receiver or other party whomsoever shall have any right to demand any such amounts or any other right with respect thereto.

                 (b) If and when questions arise from time to time as to the intent, meaning or application of any one or more of the
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provisions hereof, such questions will be decided by the Board of Directors of the Savings Bank or any committee appointed to consider such matters, or, in the event the Savings Bank is merged into or consolidated with any other corporation or converted by operation of law into another entity, by the Board of Directors (or a committee appointed by it) of the surviving or resulting corporation, and the decision of such Board of Directors or committee, as the case may be, as to what is a fair and equitable settlement of each such question or as to what is a fair and proper interpretation of any provision hereof or thereof shall be conclusive and binding up. The Employee understands that payment of any amounts hereunder, including any bonus, is not held or set aside in trust and that (1) the Savings Bank may seek to retain, offset, attach or similarly place a lien on such funds in circumstances where the Employee has been discharged for cause and, in addition, shall be entitled to do so for (x) malfeasance damaging to the Savings Bank, (y) conversion by the Employee of an opportunity of the Savings Bank, or (z) a violation of the Savings Bank's conflict of interest policy, in each case as determined in the sole discretion of the Savings Bank's Board of Directors and (2) in the event the Savings Bank is unable to make any payment under this Agreement because of receivership, insolvency, bankruptcy or similar status or proceedings, the Employee will be treated as a general unsecured creditor of the Savings Bank and may be entitled to no priority under applicable law with respect to such payments.
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         16.     Arbitration.  Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in San Juan, Puerto Rico, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

         SECTION 16 OF THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.


                                                 DORAL FEDERAL SAVINGS BANK


                                                 By:   /s/ Salomon Levis
                                                 ------------------------------
                                                           Salomon Levis
                                                     Chairman of the Board and
                                                      Chief Executive Officer


                                                       /s/ Jose G. Vigoreaux
                                                  -----------------------------
                                                        Jose G. Vigoreaux